Exhibit 99.1

Brightcove Announces Financial Results for First Quarter Fiscal Year 2017

BOSTON, MA (May 4, 2017) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the first quarter ended March 31, 2017.

“Brightcove reported mixed first quarter financial results with revenue in line with expectations but non-GAAP EPS below guidance primarily due to a revenue mix shift and unanticipated one-time costs associated with a large client’s impending OTT service launch,” said David Mendels, Chief Executive Officer of Brightcove. “In addition, while we had strong year-over-year bookings performance in the quarter, we experienced a significant and unanticipated decrease in our revenue retention rate, among media customers, primarily due to changes in the market for the non-software elements of content delivery and storage.”

Mendels added, “Despite this challenge, we are optimistic that we will return to double-digit revenue growth in 2018, as we benefit from the positive impact from our bookings momentum and execute on a multi-faceted product and pricing strategy that will improve our revenue retention rate. We believe we are at the early stages of a multi-billion market opportunity with media and digital marketing and enterprise customers who are finding new and innovative ways to leverage their digital assets to improve business performance. We remain confident in our ability to achieve our long-term financial objectives, which we believe will create significant value for long-term shareholders.”

First Quarter 2017 Financial Highlights:

•	Revenue for the first quarter of 2017 was $37.6 million, an increase of 4% compared to $36.3 million for the first quarter of 2016. Subscription and support revenue was $34.2 million, compared to $34.7 million for the first quarter of 2016.

•	Gross profit for the first quarter of 2017 was $22.4 million, representing a gross margin of 59%, compared to a gross profit of $23.0 million for the first quarter of 2016. Non-GAAP gross profit for the first quarter of 2017 was $23.0 million, representing a non-GAAP gross margin of 61%, compared to a non-GAAP gross profit of $23.6 million for the first quarter of 2016. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $5.1 million for the first quarter of 2017, compared to a loss from operations of $1.5 million for the first quarter of 2016. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $2.6 million for the first quarter of 2017, compared to non-GAAP income from operations of $714,000 during the first quarter of 2016.

•	Net loss was $5.1 million, or $0.15 per diluted share, for the first quarter of 2017. This compares to a net loss of $1.6 million, or $0.05 per diluted share, for the first quarter of 2016. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $2.6 million for the first quarter of 2017, or $0.08 per diluted share, compared to non-GAAP net income of $638,000 for the first quarter of 2016, or $0.02 per diluted share.

•	Adjusted EBITDA loss was $1.6 million for the first quarter of 2017, compared to adjusted EBITDA of $2.0 million for the first quarter of 2016. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow used in operations was $6.6 million for the first quarter for 2017, compared to cash flow from operations of $3.0 million for the first quarter of 2016.

•	Free cash flow was negative $7.6 million after the company invested $1.0 million in capital expenditures and capitalization of internal-use software during the first quarter of 2017. Free cash flow was $1.3 million for the first quarter of 2016.

•	Cash and cash equivalents were $29.2 million as of March 31, 2017 compared to $36.8 million at December 31, 2016.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights:

•	Average annual subscription revenue per premium customer was $67,000 in the first quarter of 2017, excluding starter customers who had average annualized revenue of $4,800 per customer. This compares to $69,000 in the comparable period in 2016.

•	Recurring dollar retention rate was 85% in the first quarter of 2017, which was below our historical target of the low to mid 90% range.

•	Ended the quarter with 4,411 customers, of which 2,021 were premium.

•	New digital marketing customers and digital marketing customers who expanded their relationship during the quarter included: Allianz Global Investors, Daimler Trucks North America, Hitachi High-Tech Solutions Corporation, Kyocera Document Solutions, Macy’s Inc., Morningstar Inc., Salomon, and TD Bank, among others.

•	New media customers and media customers who expanded their relationship during the quarter included: Conde Nast Japan, Discovery Network Asia, News UK, New York Post, Total Sports Asia, TV Tokyo Communications Corporation, and Young Hollywood, among others.

•	Launched Brightcove Live, an API-driven platform that augments scalable live streaming with server-side ad insertion, cloud DVR, content encryption, on-the-fly clipping and seamless VOD asset creation. Brightcove Live benefits media companies by allowing them to deliver and monetize broadcast-like experiences for live events and 24/7 channels while reducing the cost and complexity of live streaming.

•	Added Diane Hessan to its board of directors. Diane is currently the Chairman of C Space, an innovative market research company, and previously served as the company’s CEO for 13 years prior to its acquisition by Omnicom in 2011. Diane has also served on numerous other boards, including Panera, Eastern Bank, Beth Israel Deaconess Medical Center, Mass Challenge and Tufts University. She received her B.A. in Economics from Tufts University and her M.B.A. from Harvard Business School.

Business Outlook

Based on information as of today, May 4, 2017, the Company is issuing the following financial guidance:

Second Quarter 2017:

•	Revenue is expected to be in the range of $37.0 million to $37.8 million, including approximately $2.5 million of professional services revenue.

•	Non-GAAP loss from operations is expected to be in the range of $4.2 million to $5.0 million, which excludes stock-based compensation of approximately $1.6 million and the amortization of acquired intangible assets of approximately $700,000.

•	Adjusted EBITDA loss is expected to be in the range of $3.0 million to $3.8 million, which excludes stock-based compensation of approximately $1.6 million, the amortization of acquired intangible assets of approximately $700,000, depreciation expense of approximately $1.2 million and other income/expense and the provision for income taxes of approximately $150,000.

•	Non-GAAP net loss per diluted share is expected to be $0.13 to $0.15, which excludes stock-based compensation of approximately $1.6 million and the amortization of acquired intangible assets of approximately $700,000, and assumes approximately 34.2 million weighted-average shares outstanding.

Full Year 2017:

•	Revenue is expected to be in the range of $151.0 million to $155.0 million. Professional services is expected to be in a range of $10.0 million to $11.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $6.0 million to $9.0 million, which excludes stock-based compensation of approximately $7.3 million and the amortization of acquired intangible assets of approximately $2.7 million.

•	Adjusted EBITDA loss is expected to be in the range of $1.5 million to $4.5 million, which excludes stock-based compensation of approximately $7.3 million, the amortization of acquired intangible assets of approximately $2.7 million, depreciation expense of approximately $4.5 million and other income/expense and the provision for income taxes of approximately $400,000.

•	Non-GAAP net loss per diluted share is expected to be $0.19 to $0.28, which excludes stock-based compensation of approximately $7.3 million and the amortization of acquired intangible assets of approximately $2.7 million, and assumes approximately 34.3 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, May 4, 2017, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 855-327-6837 (domestic) or 631-891-4304 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 10002855. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has thousands of customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2017 and full year 2017, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Phil LeClare

Brightcove, Inc

pleclare@brightcove.com

617-674-6510

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$29,168	$36,813
Accounts receivable, net of allowance	22,438	21,575
Prepaid expenses and other current assets	8,186	5,897

Total current assets	59,792	64,285
Property and equipment, net	9,273	9,264
Intangible assets, net	10,259	10,970
Goodwill	50,776	50,776
Deferred tax asset	127	121
Other assets	980	1,008

Total assets	$131,207	$136,424

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,014	$5,327
Accrued expenses	11,956	15,705
Capital lease liability	418	489
Equipment financing	257	307
Deferred revenue	35,909	34,665

Total current liabilities	54,554	56,493
Deferred revenue, net of current portion	62	91
Other liabilities	1,491	1,644

Total liabilities	56,107	58,228

Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	232,782	230,788
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(992)	(1,172)
Accumulated deficit	(155,853)	(150,583)

Total stockholders’ equity	75,100	78,196

Total liabilities and stockholders’ equity	$131,207	$136,424

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue:
Subscription and support revenue	$34,242	$34,653
Professional services and other revenue	3,330	1,639

Total revenue	37,572	36,292
Cost of revenue: (1) (2)
Cost of subscription and support revenue	12,154	11,675
Cost of professional services and other revenue	3,064	1,589

Total cost of revenue	15,218	13,264

Gross profit	22,354	23,028

Operating expenses: (1) (2)
Research and development	8,194	7,426
Sales and marketing	13,901	12,535
General and administrative	5,391	4,577
Merger-related	—	21

Total operating expenses	27,486	24,559

Loss from operations	(5,132)	(1,531)
Other income (expense), net	138	(31)

Net loss before income taxes	(4,994)	(1,562)
Provision for income taxes	79	45

Net loss	$(5,073)	$(1,607)

Net loss per share—basic and diluted
Basic	$(0.15)	$(0.05)
Diluted	(0.15)	(0.05)

Weighted-average shares—basic and diluted
Basic	34,056	32,725
Diluted	34,056	32,725

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$102	$42
Cost of professional services and other revenue	60	57
Research and development	407	389
Sales and marketing	746	482
General and administrative	475	489

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$508
Research and development	11	31
Sales and marketing	193	226

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2017	2016
Operating activities
Net loss	$(5,073)	$(1,607)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,734	2,014
Stock-based compensation	1,790	1,459
Provision for reserves on accounts receivable	222	91
Changes in assets and liabilities:
Accounts receivable	(1,011)	541
Prepaid expenses and other current assets	(2,221)	(2,069)
Other assets	37	(156)
Accounts payable	695	(1,039)
Accrued expenses	(3,870)	844
Deferred revenue	1,102	2,917

Net cash (used in) provided by operating activities	(6,595)	2,995

Investing activities
Cash paid for purchase of intangible asset	—	(125)
Purchases of property and equipment, net of returns	(378)	(843)
Capitalization of internal-use software costs	(603)	(810)

Net cash used in investing activities	(981)	(1,778)

Financing activities
Proceeds from exercise of stock options	79	43
Payments of withholding tax on RSU vesting	(118)	(86)
Proceeds from equipment financing	—	604
Payments on equipment financing	(76)	(48)
Payments under capital lease obligation	(174)	(278)

Net cash (used in) provided by financing activities	(289)	235

Effect of exchange rate changes on cash and cash equivalents	220	203

Net (decrease) increase in cash and cash equivalents	(7,645)	1,655
Cash and cash equivalents at beginning of period	36,813	27,637

Cash and cash equivalents at end of period	$29,168	$29,292

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP (Loss) Income From Operations, Non-GAAP Net (Loss) Income and

Non-GAAP Net (Loss) Income Per Share

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
GROSS PROFIT:
GAAP gross profit	$22,354	$23,028
Stock-based compensation expense	162	99
Amortization of acquired intangible assets	508	508

Non-GAAP gross profit	$23,024	$23,635

LOSS FROM OPERATIONS:
GAAP loss from operations	$(5,132)	$(1,531)
Stock-based compensation expense	1,790	1,459
Merger-related expenses	—	21
Amortization of acquired intangible assets	712	765

Non-GAAP (loss) income from operations	$(2,630)	$714

NET LOSS:
GAAP net loss	$(5,073)	$(1,607)
Stock-based compensation expense	1,790	1,459
Merger-related expenses	—	21
Amortization of acquired intangible assets	712	765

Non-GAAP net (loss) income	$(2,571)	$638

GAAP diluted net loss per share	$(0.15)	$(0.05)

Non-GAAP diluted net (loss) income per share	$(0.08)	$0.02

Shares used in computing GAAP diluted net (loss) income per share	34,056	32,725
Shares used in computing Non-GAAP diluted net (loss) income per share	34,056	33,630

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2017	2016
Net loss	$(5,073)	$(1,607)
Other (income) expense, net	(138)	31
Provision for income taxes	79	45
Merger-related expenses	—	21
Depreciation and amortization	1,734	2,014
Stock-based compensation expense	1,790	1,459

Adjusted EBITDA	$(1,608)	$1,963